EXHIBIT 23.1






CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-88624, No. 333-67535 and No. 333-63699) and Form
S-3 (No. 333-60877) and in the related Prospectuses, of our report, dated January 15, 1999, relating to the consolidated financial statements of C&F Financial Corporation and subsidiary, included in the 1998 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-K for the years ended December 31, 1998 and 1997.


/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 3, 1999